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                                                            EXHIBIT 99.O


                         JOINT FILING AGREEMENT AUTHORIZATION


    Each of the undersigned parties hereby authorizes Craigh Leonard to sign on such party's behalf a (i) Joint Filing Agreement relating to the filing of an Amendment No. 3 to Schedule 13D with the United States Securities and Exchange Commission that will include references to the shares of Common Stock and options to purchase shares of Common Stock of Ion Laser Technology, Inc., which are owned directly by LCO Investments Limited, and (ii) any subsequent Joint Filing Agreements relating to any other amendments of such
Schedule 13D.

    It is understood that the persons who will be parties to the Joint Filing Agreement referred to in clause (i) above will include LCO Investments Limited, The ERSE Trust, CAP Advisers Limited, Richard S. Braddock, Lynn B. Barney and Anthony M. Pilaro.

Dated:  September 11, 1997
                                       LCO INVESTMENTS LIMITED

                                       By:  /s/ Michael C.M. Yong
                                            ---------------------------------
                                            Director


                                       THE ERSE TRUST

                                       By:  /s/ Michael C.M. Yong
                                            ---------------------------------
                                            Direct of CAP Advisers Limited,
                                            as Trustee


                                       CAP ADVISERS LIMITED

                                       By:  /s/ Michael C.M. Yong
                                            ---------------------------------
                                            Director


                                            /s/ Anthony M. Pilaro
                                            ---------------------------------
                                            ANTHONY M. PILARO